Magnitude Information Systems Appoints Kiwibox CEO Lin Dai to Board of Directors

One year after acquiring Kiwibox, Magnitude expands board with site's co-founder

New York, NY - August 25, 2008 - Magnitude Information Systems, Inc. (Magnitude) (OTC Bulletin Board: MAGY.OB - News) disclosed today the following developments concerning Kiwibox, its primary business unit.

Kiwibox (http://kiwibox.com), the first social networking destination and online magazine where teens produce, discover, and share content while connecting with friends, announced today that the company's CEO and Co-founder, Lin Dai, has been appointed to the Board of Directors for Magnitude Information Systems, effective August 13, 2008.

Dai co-founded Kiwibox in 1999, with the vision of giving teens an editorial voice online. Dai brings his technical background in publishing and web applications along with his experience in the entertainment industry from almost a decade of managing and promoting recording artists for Bad Boy Records, Universal Records, and Warner Music, among others, as well as experience providing casting services for major television networks such as MTV, ABC, NBC, and Fuse TV.  Dai is a graduate of Carnegie Mellon University, where he excelled with a degree in Business Administration with a concentration in Graphics Communications Management and served a one-year tenure as the youngest adjunct professor at the school, developing the first ever Web Publishing curriculum for the Undergraduate Business School at the University.

“Lin has been instrumental in building the Kiwibox community and guiding its content and creative direction over the last nine years, both as CEO and Editor-In-Chief, and we look forward to his leadership continuing to play a pivotal role as we expand our offerings and user base," said Rudolf Hauke, CEO of Magnitude. "We are committed to the online social networking space as well as Kiwibox’s core business model. By bringing Lin onto the Board of Directors, we are solidifying Kiwibox as our flagship product as we move Magnitude forward into its next phase of the business. Lin will serve as a driving force as we expand and replicate the success of the Kiwibox offering onto other platforms and demographics.”

For more information, visit http://kiwibox.com.

About Kiwibox
Founded in 1999, Kiwibox.com is the first social networking destination and online magazine where teens produce, discover, and share content. Kiwibox members are teens in the know who go to Kiwibox to enjoy personalized content and share their interests with peers. Kiwibox provides one of the largest distribution and marketing channels to connect advertisers with the highly sought after teen audience, in a controlled and interactive environment. For more information, visit http://kiwibox.com.

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results, depending on a variety of factors. Potential factors that could impact results include the general economic conditions in different countries around the world, fluctuations in global equity and fixed income markets, exchange rates, rating agency actions, resolution of pending regulatory investigations and related issues, including those related to compensation arrangements with underwriters, pension funding, ultimate paid claims may be different from actuarial estimates and actuarial estimates may change over time, changes in technology and internet developments, commercial property and casualty markets and commercial premium rates, the competitive environment, the actual costs of resolution of contingent liabilities and other loss contingencies, and the heightened level of potential errors and omissions liability arising from placements of complex policies and sophisticated reinsurance arrangements in an insurance market in which insurer reserves are under pressure. Further information, concerning the Company and its business, including factors that potentially could materially affect the Company's financial results, is contained in the Company's filings with the Securities and Exchange Commission.

Contacts
Kiwibox.com
Todd Barrish/ Mike Bush	Lin Dai, Chief Executive Officer
Dukas Public Relations	Kiwibox Media, Inc.
212-704-7385	212-239-8210
todd@dukaspr.com
mike@dukaspr.com